Exhibit 32

CERTIFICATE

As required by 18 U.S.C. Section 1350, (as amended by Section 906 of the Sarbanes-Oxley act of 2002), I certify that:

 (1)

The Quarterly Report of VirTra Systems, Inc. for the quarter ending September 30, 2006, as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

 (2)

The information contained in that Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/Perry V. Dalby

Perry V. Dalby

Chief Executive Officer and Chief Financial Officer

November 14, 2006